Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350

In connection with the Quarterly Report of Oragenics, Inc. (the “Company”) on Form 10-Q for the three months ended March 31, 2026, as filed with the Securities and Exchange Commission (the “SEC”) on or about the date hereof (the “Report”), I, Janet Huffman, hereby certify, to the best of my knowledge that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

May 8, 2026	/s/ Janet Huffman
Janet Huffman
Chief Financial Officer, Chief Executive Officer and President
(Principal Financial and Accounting Officer and Principal Executive Officer)